AETNA INCOME SHARES
NSAR Annual Filing
12/31/2000


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
Y
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
Y
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
[blank]

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory contracts  (L)
Y

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)




A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)




Screens 41 & 42 are to be filed only once each year, at end of Registrant's /Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)


20,000
81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


50
82
A) Does the mandatory coverage of the fidelity bond have a deductible?  (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else? (Y or N)



Y

B) Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N



Sub-Item 77C - Submission of Matters to a Vote of Security Holders		Y

(a)  A special meeting was held on November 22, 2000.

(b)  The following Trustees were elected:

J. Scott Fox
John Y. Kim*
Albert E. DePrince, Jr.
Sidney Koch
Maria T. Fighetti
Corine T. Norgaard
David Grove
Richard G. Scheide

*John Y. Kim resigned from his position as Trustee of the Fund effective January
 31, 2001.

(c)	The matter voted upon at the special meeting was to 1) consider the election of 8 Trustees to serve until their successors are elected and qualified; 2) approve a new advisory agreement; 3) approve an amendment to the Fund's Declaration of Trust; and 4) ratify the selection of KPMG LLP as independent auditors for the Fund for the fiscal year ended December 31, 2001.

(1)	To consider and vote on the election of 8 Board members to serve until their successors are elected and qualified:

	J. Scott Fox

	Number of affirmative votes: 	34,777,974.466
	Number of negative votes:	441,904.760


	Albert E. DePrince, Jr.

Number of affirmative votes: 	34,789,439.912
Number of negative votes:	430,439.314


	Maria T. Fighetti

Number of affirmative votes: 	34,732,603.896
Number of negative votes:	487,275.330


	   David Grove

Number of affirmative votes: 	34,775,426.504
Number of negative votes:	444,452.722


	John Y. Kim

Number of affirmative votes: 	34,726,729.951
Number of negative votes:	493,149.275


	Sidney Koch

Number of affirmative votes: 	34,778,690.305
Number of negative votes:	441,188.921


			  Corine T. Norgaard

Number of affirmative votes: 	34,788,493.903
Number of negative votes:	431,385.323


			   Richard G. Scheide

Number of affirmative votes: 	34,716,260.029
Number of negative votes:	503,619.197


(2) to approve a new Investment Advisory Agreement between the Fund and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	33,156,653.513
Number of negative votes:	757,287.151
Number of abstaining votes:	1,305,938.562

(3) to approve an amendment to the Fund's Declaration of Trust:

Number of affirmative votes: 	33,021,056.893
Number of negative votes:	531,652.327
Number of abstaining votes:	1,667,170.006

(4) to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001:

Number of affirmative votes: 	33,767,625.197
Number of negative votes:	258,699.089
Number of abstaining votes:	1,193,554.940



Sub-Item 77H - Changes in control of registrant	Y		Y

(a) On December 13, 2000, Aetna Inc., the former indirect parent company of Aetna Life Insurance and Annuity Company ("ALIAC"), sold its financial services and international businesses, including ALIAC, to ING Groep N.V. (ING).

As of December 29, 2000, ALIAC, and its affiliates, owned 99.42% of Registrant's outstanding voting securities, through direct ownership or through one of ALIAC's separate accounts.

(b) See 77H (a).



Sub-Item 77I - Terms of New or Amended Securities	Y


On November 22, 2000, the shareholders of the Aetna Income Shares approved an amendment to the Fund's Declaration of Trust. The Amendment replaced the requirement that the Board of Trustees set a record date for the determination of shareholders entitled to vote at a shareholder meeting not more than 60 days prior to the meeting with the authority to establish a record date not more than 90 days prior to the meeting date.





Sub-Item 77Q1 - Exhibits	Y

(a)	Amendment to the Declaration of Trust of Aetna Income Shares is attached herewith.

Amendment to
Declaration of Trust of
AETNA INCOME SHARES

The undersigned, being a majority of the duly elected and qualified
 Trustees of Aetna Income Shares (the "Trust"), a Massachusetts business Trust, acting pursuant to Section 11.3 of the Declaration of Trust dated January 25, 1984, as amended, (the "Declaration of Trust") hereby states that the shareholders of the Trust, upon approval and recommendation of the Board of Trustees, on November 22, 2000, approved the amendment and restatement of Article X, Section 10.4 of the Declaration of Trust as follows:
10.4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or daily dividends or othe he determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section 9.2.




The foregoing shall be effective upon execution.


/s/ Albert E. DePrince, Jr.
Albert E. DePrince, Jr., as Trustee and not individually


/s/ Maria T. Fighetti
Maria T. Fighetti, as Trustee and not individually


/s/ J. Scott Fox
J. Scott Fox, as Trustee and not individually


/s/ David L. Grove
David L. Grove, as Trustee and not individually


/s/ John Y. Kim
John Y. Kim, as Trustee and not individually


/s/ Sidney Koch
Sidney Koch, as Trustee and not individually


/s/ Corine T. Norgaard
Corine T. Norgaard, as Trustee and not individually


/s/ Richard G. Scheide
Richard G. Scheide, as Trustee and not individually


Dated:




Sub-Item 77Q1 - Exhibits	Y


(e)	Investment Advisory Agreement for Aetna Income Shares is attached herewith.


INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT, INC.
 a Connecticut corporation (the "Adviser") and AETNA INCOME SHARES, a
 Massachusetts business trust (the "Fund"), as of the date set forth above the parties' signatures.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange
 Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act");
 andWHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and
 is in the business of acting as an investment adviser; and
WHEREAS, the Fund and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Fund on the terms and conditions hereinafter set forth;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund hereby appoints the Adviser to serve as the investment adviser to the Fund, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Fund and has no authority to
n any way.
II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:
	1.	supervise all aspects of the operations of the Fund;
	2.	select the securities to be purchased, sold or exchanged by the
 Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
	3.	formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
	4.	obtain and evaluate pertinent information about significant
 developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;
	5.	provide economic research and securities analyses as the
 Adviser considers necessary or advisable in connection with the
 Adviser's performance of its duties hereunder;
	6.	obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Fund's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;
 and
	7.	take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:
		1.	Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
		2.	Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.
		3.	Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.
	B.	Representations and Warranties of the Fund
	The Fund hereby represents and warrants to the Adviser as follows:
		1.	Due Establishment and Organization. The Fund has been duly
 established under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.
		2.	Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the
 Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the Fund, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Fund.
V.	BROKER-DEALER RELATIONSHIPS
	A.	Portfolio Trades
	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.
	B.	Selection of Broker-Dealers
	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section
 28(e) of the Securities Exchange Act of 1934) to the Adviser and/or the
 other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction fo
 the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over
discretion. The Adviser may consider the sale of shares of the Fund and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the
 Fund, subject to the Adviser's duty to seek best execution. The Adviser may also select brokers or dealers to effect transactions for the Fund that provide payment for expenses of the Fund. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over repr
 reasonable
 in relation to the benefits received.
VI.	CONTROL BY THE BOARD
Any investment program undertaken by the Adviser pursuant to this
 Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board.
VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
	1.	all applicable provisions of the 1940 Act;
	2.	the provisions of the current Registration Statement of the Fund;
	3.	the provisions of the Fund's Declaration of Trust, as amended;
	4.	the provisions of the Bylaws of the Fund, as amended; and
	5.	any other applicable provisions of state and federal law.
VIII.	COMPENSATION
For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund shall pay to the Adviser an annual fee, payable monthly, equal to 0.40% of the average daily net assets of the Fund. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year) of 0.40% of the daily net assets of the Fund. If this Agreement becomes effective subsequent to the first day of a month or t
f a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of Section X hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible.
IX.	EXPENSES
The expenses in connection with the management of the Fund shall be allocated between the Fund and the Adviser as follows:
	A.	Expenses of the Adviser
	The Adviser shall pay:
		1.	the salaries, employment benefits and other related costs and expenses of those of its personnel engaged in providing investment advice to the Fund, including without limitation, office space, office equipment, telephone and postage costs; and
		2.	all fees and expenses of all trustees, officers and employees, if any, of the Fund who are employees of the Adviser, including any salaries and employment benefits payable to those persons.
	B.	Expenses of the Fund
	The Fund shall pay:
		1.	investment advisory fees pursuant to this Agreement;
		2.	brokers' commissions, issue and transfer taxes or other
 transaction fees payable in connection with any transactions in the securities in the Fund's investment portfolio or other investment transactions incurred in managing the Fund's assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;
		3.	fees and expenses of the Fund's independent accountants and
 legal counsel and the independent trustees' legal counsel;
		4.	fees and expenses of any administrator, transfer agent,
 custodian, dividend, accounting, pricing or disbursing agent of the Fund;
		5.	interest and taxes;
		6.	fees and expenses of any membership in the Investment Company
 Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;
		7.	insurance premiums on property or personnel (including officers and trustees) of the Fund;
		8.	all fees and expenses of the Fund's trustees, who are not
 "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser;
		9.	expenses of preparing, printing and distributing proxies, proxy statements, prospectuses and reports to shareholders of the Fund, except for those expenses paid by third parties in connection with the distribution of Fund shares and all costs and expenses of shareholders'
 meetings;
		10.	all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares of the Fund or in cash;
		11.	costs and expenses (other than those detailed in paragraph 9 above)
 of promoting the sale of shares in the Fund, including preparing prospectuses and reports to shareholders of the Fund, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Fund shares;
		12.	fees payable by the Fund to the Commission or to any state securities regulator or other regulatory authority for the registration of shares of the Fund in any state or territory of the United States or of the District of Columbia;
		13.	all costs attributable to investor services, administering
 shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and
		14.	any other ordinary, routine expenses incurred in the management of the Fund's assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Fund and any indemnification by the Fund of its officers, trustees or agents.
X.	ADDITIONAL SERVICES
Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the
 Fund that are not required by this Agreement. Such services will be performed on behalf of the Fund and the Adviser may receive from the
 Fund such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the best i
areholders. Payment or assumption by the Adviser of any Fund expense that the Adviser is not otherwise required to pay or assume under this
 Agreement shall not relieve the Adviser of any of its obligations to the
 Fund nor obligate the Adviser to pay or assume any similar Fund expense on any subsequent occasions.
XI.	NONEXCLUSIVITY
The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this
 Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of the
d by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.
XII.	TERM
This Agreement shall become effective on December 13, 2000, and shall remain in force and effect through December 31, 2001, unless earlier terminated under the provisions of Article XIV.
XIII.	RENEWAL
Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:
	1.	a.	by the Board, or
		b.	by the vote of a majority of the Fund's outstanding voting
 securities (as defined in Section 2(a)(42) of the 1940 Act), and

	2.	by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a trustee of the Fund), by votes cast in person at a meeting specifically called for such purpose.
XIV.	TERMINATION
This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940
 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).
XV.	LIABILITY
The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the
 Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her
XVI.	LIMITATION OF LIABILITY FOR CLAIMS
The Fund's Declaration of Trust ("Declaration"), a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name of "Aetna Income Shares" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder of the Fund, or trustee, officer, employee or agent of the Fund, shall be subject to claims against or obligations of the Fund to any extent whatsoe only shall be liable.
The Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund, or from any trustee, officer, employee or agent of the Fund.
XVII.	NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:
if to the Fund:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-2158
Attention:  President
if to the Adviser:
10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-4440
Attention:  President or Chief Compliance Officer
XVIII.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut.
 Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, o terpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.
XIX.	SERVICE MARK
The service mark of the Fund and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the Fund.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December, 2000.


Aeltus Investment Management, Inc.
Attest:

By:
/s/ Michael Gioffre

By:
/s/ Frank Litwin
Name: Michael Gioffre		Name: Frank Litwin
Title:   Secretary		Title: 	Managing Director

Attest:	Aetna Income Shares



By:
/s/ Daniel E. Burton

By:
/s/ J. Scott Fox
Name: Daniel E. Burton		Name: J. Scott Fox
Title:   Secretary		Title:   President